EXHIBIT 99.1

Allied Gaming & Entertainment, Inc. Adopts Limited-Duration Shareholder Rights Plan

New York, NY – (February 9), 2024 – Allied Gaming & Entertainment, Inc. (Nasdaq: AGAE), a global experimental entertainment company, today announced that its Board of Directors has unanimously approved the adoption of a limited-duration shareholder rights plan (“Rights Plan”) under which shareholders will receive rights to purchase a new series of preferred stock in certain circumstances.

The Company issued the following statement:

In accordance with its fiduciary duties, our Board of Directors is firmly committed to taking actions that are in the best interest of all of the Company’s shareholders. In that regard, our Board is focused on providing a growing audience of gamers with unique experiences through renowned assets, products, and services and regularly evaluates the Company’s capital allocation to ensure that it is best positioned to optimize shareholder returns. As we’ve noted, the Company recently completed its strategic review of its business operations and announced plans to restructure the existing esports business and expand its focus to include a broader array of entertainment and gaming products and services.

We believe it is imperative that AGAE shareholders are given the opportunity to realize the full long-term potential of their AGAE investment. Our Board is therefore adopting this Rights Plan to prevent AGAE shareholders from being deprived of that opportunity by any self-interested group taking control of the Company in a manner or at a price that is not in the best interest of all shareholders.

The Rights Plan is similar to plans adopted by other publicly traded companies. It is intended to promote the fair and equal treatment of all AGAE shareholders and ensure that no person or group can gain control of AGAE through open market accumulation or other tactics potentially disadvantaging the interest of all shareholders. The Rights Plan applies equally to all current and future shareholders and is not intended to deter offers that are fair and otherwise in the best interest of all the Company’s shareholders.

Pursuant to the Rights Plan, the Company is issuing one right for each share of common stock as of the start of business at 9:00 a.m. Eastern Time on February 9, 2024. The rights will initially trade with AGAE’s common stock and will become exercisable only if any person acquires 10% or more of the Company’s outstanding common stock. In that case, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will be entitled to purchase, at the then-current exercise price, additional shares of common stock having a then-current market value of twice the exercise price of the right. Any shareholders with beneficial ownership of 10% or more of the Company’s outstanding common stock prior to this announcement are grandfathered at their current ownership levels but are not permitted to increase their ownership without triggering the Rights Plan. The Rights Plan is effective immediately and will expire on February 9, 2027.

Further details about the Rights Plan will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Allied Gaming & Entertainment

Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Additional information regarding the Rights Plan will be contained in a Form 8-K to be filed by AGAE with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Important factors, among others, that may affect actual results or outcomes include: risks associated with the future direction or governance of the Company; our ability to execute on our business plan; the substantial uncertainties inherent in the acceptance of existing and future products and services; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; a change in our plans to retain or invest the net cash proceeds from the WPT sale transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the WPT sale transaction; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 24, 2023, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

Investor Contact:
Tyler Drew
Addo Investor Relations
ir@alliedgaming.gg